Exhibit 77(q)


                                    Exhibits

(a)(1) Abolition of Series of Shares of Beneficial Interest dated December 27, 2006 with respect to ING VP LargeCap Growth Portfolio - Filed as an Exhibit to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A on April 27, 2007 and incorporated herein by reference.

(e)(1) Second Amendment dated December 15, 2006 to the Amended and Restated Investment Advisory Agreement between ING Variable Products Trust and ING Investments, LLC - Filed herein.

(e)(2) Third Amendment dated December 15, 2006 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and ING Investment Management Co. - Filed as an Exhibit to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2007 and incorporated herein by reference.